UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

HOOKIPA PHARMA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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April 19, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of HOOKIPA Pharma Inc. (the “Company” or “HOOKIPA”). The meeting will be held online on Tuesday, June 1, 2021 at 09:00 a.m. EDT. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/HOOK2021, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the annual meeting.
Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
At this Annual Meeting, the agenda includes the election of three Class II directors for three-year terms and the ratification of the appointment of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. Your vote is very important. Whether or not you plan to attend the online meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
We hope that you will join us on June 1, 2021. Your investment and continuing interest in the Company are very much appreciated.
Sincerely,
/s/ Joern Aldag

Joern Aldag
Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
Time	09:00 a.m., Eastern Time
Date	Tuesday, June 1, 2021
Place	Online at www.virtualshareholdermeeting.com/HOOK2021
Purpose
To elect Jean-Charles Soria and Michael A. Kelly as Class II members of the Board of Directors, to serve until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
To ratify the selection of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 1, 2021 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your broker or nominee, as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.
By order of the Board of Directors,
/s/ Daniel Courtney

Daniel Courtney
Corporate Secretary
New York, New York
April 19, 2021
Important Notice Regarding the Availability of Proxy Materials for the Company’s 2021 Annual Meeting of Stockholders to Be Held on June 1, 2021: The Notice of 2021 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at https://hookipapharma.com following the link for “Investors.”

HOOKIPA PHARMA, INC.
350 FIFTH AVENUE, 72ND FLOOR, SUITE 7240
NEW YORK, NEW YORK 10118
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2021
AT 09:00 AM EDT
GENERAL INFORMATION
When are this proxy statement and the accompanying material scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 19, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability and the proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form. The Annual Report on Form 10-K for the year ended December 31, 2020 will be made available to stockholders on the Internet on the same date.
Why did I receive a note of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 19, 2021. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
Who is soliciting my vote?
The Board of Directors of HOOKIPA Pharma Inc. is soliciting your vote for the 2021 Annual Meeting of Stockholders.
When is the record date for the Annual Meeting?
The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 1, 2021.
How many votes can be cast by all stockholders?
A total of 25,994,658 shares of common stock of the Company were outstanding on April 1, 2021 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.
How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
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By Internet.   Access the website of the Company’s tabulator, Broadridge, at: www.proxy vote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.
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By Telephone.   Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

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By Mail.   Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s Board of Directors and FOR the ratification of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

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By Internet at the Annual Meeting.   Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/HOOK2021

If your shares of common stock are held in street name (held for your account by a broker or other nominee):
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By Internet or By Telephone.   You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

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By Mail.   You will receive instructions from your broker or other nominee explaining how to vote your shares.

How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder that was a stockholder as of the record date can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/HOOK2021. The webcast will start at 09:00 a.m. Eastern Time on June 1, 2021. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
What are the Board of Director’s recommendations on how to vote my shares?
The Board of Directors recommends a vote:
Proposal 1: FOR election of the two Class II director nominees (page 6)
Proposal 2: FOR ratification of the selection of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (page 32)
Who pays the cost for soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter. The election of directors (Proposal 1) is a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.
Can I change my vote?
You may revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.
How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
What vote is required to approve each item and how are votes counted?
Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
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Proposal 1 — Election of two Class II director nominees

The two nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

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vote FOR all nominees;

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vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

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WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
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Proposal 2 — Ratification of selection of PwC Wirtschaftsprüfung GmbH as our independent registered public accounting firm

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of PwC Wirtschaftsprüfung GmbH as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.
If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Could other matters be decided at the Annual Meeting?
The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Implications of being an “emerging growth company” and a “smaller reporting company”.
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in April 2019, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous rolling three-year period..
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.
Who should I call if I have any additional questions?
If you hold your shares directly, please call Daniel Courtney, Corporate Secretary of the Company, at +43 1 890 63 60. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Jean-Charles Soria and Michael A. Kelly are the directors whose terms expire at this Annual Meeting and each of Jean-Charles Soria and Michael A. Kelly has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class II director of the Company until the 2024 Annual Meeting and until his successor is duly elected. A third Class II director, Graziano Seghezzi, has informed us that he will not stand for reelection at the Annual Meeting.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the two director nominees listed below. We have no reason to believe that any director nominee will be unavailable for election at the Annual Meeting. In the event that one or more director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the By-laws, the Board of Directors has fixed the number of directors at nine as of the date of this year’s Annual Meeting of Stockholders. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.
Information relating to each director nominee and each continuing director, including his period of service as a director of the Company, principal occupation and other biographical material is shown below.
Voting Requirement to Approve Proposal
For Proposal 1, the three nominees receiving the plurality of votes properly cast will be elected as directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
EACH OF THESE DIRECTOR NOMINEES FOR CLASS II DIRECTOR:
JEAN-CHARLES SORIA
MICHAEL A. KELLY
(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES
The following table sets forth information concerning our directors as of April 1, 2021. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.
CLASS I DIRECTOR NOMINEES – For a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders	AGE	DIRECTOR SINCE
Joern Aldag has served as our Chief Executive Officer since June 2016 and as a member of our board of directors since June 2018. Mr. Aldag served as the Chief Executive Officer at uniQure N.V. (Nasdaq: QURE, formerly, Amsterdam Molecular Therapeutics N.V.), or uniQure, from October 2009 to December 2015 and as an advisor to the board from January 2016 to May 2016. Prior to his tenure at uniQure, Mr. Aldag was President and Chief Executive Officer of Evotec AG from November 1997 to December 2008. Mr. Aldag serves as a non-executive director on the board of Idorsia Pharmaceuticals Ltd. and Chairman at GeneSpire Srl. Mr. Aldag also served as a non-executive director on the board of Unum Therapeutics, Boston, USA from 2016 to 2020, and as the Chairman of Molecular Partners AG, Zurich, Switzerland (SWIX: MOLN) from 2007 to 2018. He co-founded G7 Therapeutics AG in 2014, which was acquired by Heptares Therapeutics Ltd. in 2016. Mr. Aldag received business degrees from the Harvard Business School (Advanced Management Program) in 1994 and from the European Business School (Diplom Betriebswirt) in 1982. Our Board of Directors believes that Mr. Aldag’s experience gained from serving as our Chief Executive Officer, combined with his previous qualifications and the skills and experience he has developed during his extensive career in the life sciences industry, qualify him to serve as a member of our board of directors.	62	2017
Jan van de Winkel, Ph.D., has served as Chairman of our Board of Directors since October 2017. Dr. van de Winkel is a co-founder of Genmab A/S and has served as the company’s President and Chief Executive Officer since June 2010. He has also served as a Professor of Immunology at Utrecht University since 1996. Prior to June 2010, he served as Genmab’s President Research & Development and Chief Scientific Officer. Dr. van de Winkel serves on the board of directors of LEO Pharma and Omega Alpha SPAC. Our Board of Directors believes that Dr. van de Winkel’s experience in biopharmaceutical research and development and his experience in managerial and director roles in life sciences companies qualify him to serve on our Board of Directors.	60	2017
David R. Kaufman, M.D., Ph.D., has served as a member of our Board of Directors since April 2019. Dr. Kaufman is currently the Chief Medical Officer of The Bill & Melinda Gates Medical Research Institute, where he has served since January 2018. Dr. Kaufman previously held several positions at Merck Research Laboratories from June 2011 to December 2017, including Head of Translational Oncology from 2017 to 2018, Executive Director, Clinical Oncology from 2015 to 2017 and Associate Director, Merck Drug Development and Leadership Program from 2011 to 2014. Dr. Kaufman serves a member of the board of directors of the Society for Immunotherapy	48	2019

CLASS I DIRECTOR NOMINEES – For a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders	AGE	DIRECTOR SINCE
of Cancer. Dr. Kaufman received a Ph.D. in molecular virology/immunology from The Rockefeller University and an M.D. from Weill Medical College of Cornell University. Our Board of Directors believes that Dr. Kaufman’s extensive background in pharmaceutical research and development and his experience in managerial and executive roles qualify him to serve on our Board of Directors.
CLASS II DIRECTORS – TERM EXPIRING AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Jean-Charles Soria, M.D., Ph.D, has served as a member of our board of directors since October 16, 2020. Dr. Soria is a Professor of Medicine and Medical Oncology at the University of Paris-Saclay and has served as General Director of the Gustave Roussy Cancer Center since December 2019. During his tenure at the Gustave Roussy Cancer Center, Dr. Soria has held a number of positions, including Chairman of the Department of Drug Development from 2013 to 2017, member of the Lung Cancer Division focusing on targeted therapies from 2001 to 2017, Chief of the Gustave Roussy SITEP from 2008 to 2013 and Director of the Gustave Roussy Site for Integrated Research on Cancer Program from 2013 to 2017. From 2017 to 2019, Dr. Soria was Senior Vice President at Medimmune LLC, a fully owned subsidiary of AstraZeneca, where he was responsible for early oncology research and development with specific responsibility for immunotherapy, antibody-drug conjugates and cell therapy. Dr. Soria was also Adjunct Professor of Medicine at the MD Anderson Cancer Center from 2013 to 2017. Our Board of Directors believes that Dr. Soria’s experience in the life sciences industry and drug development experience qualify him to serve on our Board of Directors.	50	2020
Michael A. Kelly has served as a member of our board of directors since February 2019. Mr. Kelly is currently the President of Sentry Hill Partners, LLC, a consulting firm in the global life sciences industry that he founded in 2018. He previously served in various leadership positions at Amgen, Inc., or Amgen, from 2003 to 2017, including Senior Vice President, Global Business Services from 2014 to 2017, Acting Chief Financial Officer in 2010 and 2014 and Vice President, Corporate Planning & Control and Chief Accounting Officer from 2005 to 2010. Prior to joining Amgen, Mr. Kelly previously served as Chief Financial Officer of Tanox, Inc. from 2000 to 2003 and as Vice President, Finance and Corporate Controller of Biogen, Inc. from 1998 to 2000 and Vice President, Finance and Chief Financial Officer of NutraSweet Kelco Company, a division of Monsanto Life Sciences Company from 1996 to 1998. Mr. Kelly received a B.A. from Florida A&M University. Our Board of Directors believes that Mr. Kelly’s experience in the life sciences industry and his financial background qualify him to serve on our Board of Directors.	64	2019

CLASS III DIRECTORS — TERM EXPIRING AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Julie O’Neill has served as a member of our board of directors since November 2018. Ms. O’Neill previously served as the Executive Vice President, Global Operations of Alexion Pharmaceuticals, Inc., a position she held from January 2015 to September 2018. From February 2014 to January 2015, Ms. O’Neill was Senior Vice President of Global Manufacturing Operations and General Manager of Alexion Pharma International Trading. Prior to joining Alexion, Ms. O’Neill served in various leadership positions at Gilead Sciences, Inc., or Gilead, from 1997 to 2014 including Vice President of Operations and General Manager of Ireland from 2011 to 2014. Prior to Gilead, Ms. O’Neill held leadership positions at Burnil Pharmacies and Helsinn Birex Pharmaceuticals. She was previously Chairperson for the National Standards Authority of Ireland and is a member of the board and chairs the audit committee of the National Institute for Bioprocessing Research & Training. Ms. O’Neill serves as member of the board of directors of DBV Technologies S.A. (Nasdaq: DBVT) and ICON plc. Ms. O’Neill received a Bachelor of Science in Pharmacy from University of Dublin, Trinity College and a Masters of Business Administration from University College Dublin (Smurfit School of Business) and is a Chartered Director. Our Board of Directors believes that Ms. O’Neill’s experience in the life sciences industry and her knowledge of corporate development matters qualify her to serve on our Board of Directors.	55	2018
Christoph Lengauer, Ph.D., has served as a member of our board of directors since June 2018. Dr. Lengauer has been a partner at Third Rock Ventures since May 2019 and was previously a venture partner from January 2016 to May 2019. Dr. Lengauer has served as founding Chief Innovation Officer at Thrive Early Detection since April 2019. He has been the Chief Scientific Officer of Celsius Therapeutics from April 2018 till April 2020. He has been the Executive Vice President of Blueprint Medicines since November 2016, where he was previously the Chief Scientific Officer and Chief Drug Hunter from January 2012 to November 2016, the Vice President and Global Head of Oncology Drug Discovery and Preclinical Development at Sanofi S.A., a multinational pharmaceutical company, from May 2008 to January 2012 and Executive Director and Senior Unit Head of Oncology Discovery at the Novartis Institutes for Biomedical Research from July 2005 to May 2008. Prior to his experience at Novartis, Dr. Lengauer was a member of the faculty at the Sidney Kimmel Comprehensive Cancer Center at the Johns Hopkins University School of Medicine from 1997 to 2005. Dr. Lengauer received an M.Sc. in human genetics from the University of Salzburg, Austria, a Ph.D. in biology from the University of Heidelberg, Germany and an M.B.A. in medical services management from The Johns Hopkins University. Our Board of Directors believes that Dr. Lengauer’s experience in biopharmaceutical research and development and his experience in venture capital qualify him to serve on our Board of Directors.	56	2018

CLASS III DIRECTORS — TERM EXPIRING AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Reinhard Kandera has served as our Chief Financial Officer since April 2017 and as a member of our board of directors since June 2018. Mr. Kandera served as the Chief Financial Officer and Member of the Management Board of Valneva SE, or Valneva, from May 2013 to April 2017. Prior to Valneva, he served as Chief Financial Officer of Intercell AG, or Intercell, from March 2009 to May 2013 and as Member of Intercell’s Management Board from November 2009 to May 2013, which merged with Vivalis SA to become Valneva in May 2013. Mr. Kandera received doctorate degrees in Business Administration and in Law from the Vienna University. Our Board of Directors believes that Mr. Kandera’s experience gained from serving as our Chief Financial Officer, combined with his previous qualifications and the skills and experience he has developed during his extensive career in the life sciences industry, qualify him to serve as a member of our Board of Directors.	51	2018
NON-CONTINUING DIRECTORS
Graziano Seghezzi has served as a member of our board of directors since March 2011. Mr. Seghezzi is currently Managing Partner of Sofinnova Partners, which he joined in 2006. Previously, he seed funded and was a member of the board of directors of GlycoVaxyn (Switzerland), which was sold to GlaxoSmithKline in 2015, and Omthera Pharmaceuticals, which went public on Nasdaq in 2013 and was then sold to AstraZeneca later that year. Mr. Seghezzi was a principal at Index Ventures in Geneva, Switzerland from 2003 to 2006, and previously began his career at Sofinnova Partners from 2001 to 2003. Mr. Seghezzi also serves as a member of the board of directors of Inotrem (France), Mission Thereapeutics (United Kingdom), Camphos Therapeutics (United Kingdom), Leucid Bio (United Kingdom), Breath Therapeutics (Germany), Corvidia Therapeudics (USA), Polyneuron, Hookipa Biotech GmbH (Austria), Hotspot Therapeutics (USA), Erydel SpA (Milan), Creabilis Therapeutics (Italy), Crescendo Biologics (United Kingdom) and BiovelocITA (Milan). Mr. Seghezzi holds a degree in genetics and microbiology from the University of Pavia (Italy) and an M.B.A. from the RSM-Erasmus University (Netherlands). Our Board of Directors believes that Mr. Seghezzi’s experience as a venture capital investor in biopharmaceutical companies and his training in both business and biology qualify him to serve as a member of our Board of Directors. Mr. Seghezzi’s decision to not stand for reelection is not the result of any disagreement with the Company relating to any of our operations, policies or practices.	52	2011

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, as of April 1, 2021:
Name	Age	Position(s)
Joern Aldag(1)	62	Chief Executive Officer, Director
Reinhard Kandera(1)	51	Chief Financial Officer, Director
Igor Matushansky, M.D., Ph.D.	48	Chief Medical Officer and Global Head of Research and Development
Klaus Orlinger, Ph.D.	43	Executive Vice President, Research
Roman Necina, Ph.D.	53	Chief Technology Officer
Christine Baker	56	Chief Business Officer

(1)
Messrs. Aldag and Kandera are also directors of the Company and their biographical information appears on pages 7-10, respectively.

Igor Matushansky, M.D., Ph.D., has served as our Chief Medical Officer and Global Head of Research and Development since March 2017. Dr. Matushansky served as the Global Head of Translational Development for Oncology at Daiichi Sankyo from 2015 to 2017, where he led Daiichi Sankyo’s international research unit that focused on early oncology therapeutic programs, strategy and development and was also responsible for a range of development activities, including post-target identification, clinical trials and proof-of-concept research. Before this, Dr. Matushansky worked at Novartis from 2012 to 2015 as both Global Head for Clinical and Scientific Development in the Gene & Cell Therapy Unit and as Global Clinical Program Lead within the Oncology Translational Medicine Unit. Prior to this, he was a Professor at Columbia University Medical Center from 2007 to 2012 where he ran an independent laboratory that focused on the molecular biology of sarcomas, including translational opportunities and clinical trials. Dr. Matushansky received a B.A. degree, summa cum laude, from Columbia University, and a M.D. and Ph.D. in Molecular Biology from the Albert Einstein College of Medicine. He performed his internal medicine residency at New York Presbyterian Hospital/Weill Cornell Medical Center and then completed a fellowship in Medical Oncology as well as a post-doctoral research fellowship in Cancer Biology at the Memorial Sloan Kettering Cancer Center. He is currently a Clinical Assistant Professor of Medical Oncology at Columbia University. He has also been a non-executive director on the board of directors of Crescendo Biologics Ltd since June 2018.
Klaus Orlinger, Ph.D., has served as our Senior Vice President of Research since January 2019 and our Executive Vice President of Research since March 2020. He began leading our research and preclinical departments in 2017, and previously served as our head of virology from 2012 to 2016. From 2008 to 2012, Dr. Orlinger previously led a research team in the Molecular Vaccines Department of Baxter AG. He received his M.Sc. and Ph.D. in genetics and microbiology from the University of Vienna.
Roman Necina, Ph.D., has served as our Chief Technology Officer since November 2019. Dr. Necina previously served as General Manager and held various SVP positions at Shire Innovations Austria and as SVP Chief Strategist R&D at Takeda from February 2019 to October 2019. Dr. Necina built and led the Austria Gene Therapy Center for Takeda and has substantial experience in cell and gene therapy working with a broad range of vectors and cells over the last 10 years. Dr. Necina previously held SVP-level positions at Intercell from December 2007 to September 2011 and Boehringer from April 2002 to November 2007. He is a senate member of the Austrian Academy of Sciences and has served as a board member for Baxter AG Austria. Dr. Necina obtained his Ph.D. from the University of Natural Resources and Applied Life Sciences in Vienna.
Christine Baker, has served as our Chief Business Officer since August 2019. Christine Baker also serves on the board of TuHURA BioPharma, Inc. Previously, Ms. Baker was the principal of CD Baker Consulting in 2019 and the Chief Business Officer of EpicentRx, Inc. from 2018 to 2019. She previously held various positions at Novartis Pharmaceuticals Corporation from 2004 to 2018. From 1988 until 2004, Ms. Baker held a number of positions at Schering-Plough Corporation. She received a B.A. in Chemistry from Dartmouth College and an M.B.A. from Rutgers University.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board Composition
We currently have nine directors and the terms of office of the directors are divided into three classes:
•
Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2023;

•
Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2021; and

•
Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2022.

Class I consists of Joern Aldag, Jan van de Winkel and David R. Kaufman, Class II consists of Jean-Charles Soria, Graziano Seghezzi and Michael A. Kelly, and Class III consists of Julie O’Neill, Christoph Lengauer and Reinhard Kandera. Mr. Seghezzi will not stand for reelection at the 2021 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third Annual Meeting following election and until their successors are duly elected and qualified. A resolution of the Board of Directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management of our company.
Board Independence
Our Board of Directors has determined that each of our directors, except for Joern Aldag, who serves as our Chief Executive Officer, and Reinhard Kandera, who serves as our Chief Financial Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq Stock Market, or Nasdaq, rules and the SEC. At least annually, our Board of Directors will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board of Directors will make an annual determination of whether each director is independent within the meaning of Nasdaq and SEC independence standards.
Board Meetings and Attendance
Our Board of Directors held eight meetings during the fiscal year ended December 31, 2020. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors, on which he or she served during the fiscal year ended December 31, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages its directors to attend the Annual Meeting of Stockholders.
Board Committees
Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website (https://hookipapharma.com) under “Investors” at “Corporate Governance”.
Audit Committee
Our Audit Committee is currently composed of Michael Kelly, David Kaufman and Julie O’Neill, with Mr. Kelly serving as chair of the committee. Our board of directors has determined that Michael Kelly, Julie

O’Neill and David Kaufman are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Michael Kelly as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2020, the Audit Committee met eight times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:
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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•
reviewing quarterly earnings releases.

Compensation Committee
Our Compensation Committee is currently composed of Jan van de Winkel and Graziano Seghezzi, with Dr. Van de Winkel serving as chair of the committee. Our Nominating and Corporate Governance Committee has nominated Mr. Kelly to serve on the Compensation Committee and we expect our Board of Directors to affirm Mr. Kelly’s nominating at the next meeting of the Board of Directors. Our Board of Directors has determined each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2020, the Compensation Committee met five times. The Compensation Committee’s responsibilities include:
•
annually reviewing and recommending to our Board of Directors corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board of Directors the compensation of our Chief Executive Officer;

•
reviewing and approving the compensation of our other executive officers and all direct reports to our Chief Executive Officer;

•
reviewing and establishing our overall management compensation, philosophy and policy;

•
reviewing and reassessing our policies and procedures for the determination of director and executive compensation;

•
evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•
retaining and approving the compensation of any compensation advisors;

•
reviewing and making recommendations to our Board of Directors about our policies and procedures for the grant of equity-based awards and the size of our equity-based plans;

•
reviewing director compensation and making recommendations to our Board of Directors on director compensation to the Board;

•
preparing the Compensation Committee report required by SEC rules, if and when required, to be included in this proxy statement;

•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and

•
reviewing and discussing with our Board of Directors corporate succession plans for our executive officers.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Jan van de Winkel and Christoph Lengauer, with Dr. Van de Winkel serving as chair of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2020, the Nominating and Corporate Governance Committee met three times. The Nominating and Corporate Governance Committee’s responsibilities include:
•
developing and recommending to the Board of Directors criteria for board and committee membership;

•
establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•
reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•
identifying individuals qualified to become members of the Board of Directors;

•
recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•
developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•
overseeing the evaluation of our Board of Directors and management.

Our Board of Directors may from time to time establish other committees.
Identifying and Evaluating Director Nominees
Our Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.
Minimum Qualifications
Our Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as director nominees for the Board and as candidates for appointment to the Board’s committees. A director nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other director nominees to the Board, in collectively serving the long-term interests of the stockholders.
In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including but not limited to race, gender or national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.
Non-Management Director Meetings
In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors’ meetings, the non-management directors met 8 times in executive session during the fiscal year ended December 31, 2020. The Chairman of the Board of Directors presides at these executive sessions.
Communication with the Directors of HOOKIPA
Any interested party with concerns about our company may report such concerns to the Board of Directors or the Chairman of our Board of Directors or Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o HOOKIPA Pharma, Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-management directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long- term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.
Leadership Structure and Risk Oversight
The positions of our Chairman of the Board of Directors and Chief Executive Officer are separated, with Mr. Aldag serving as our Chief Executive Officer and Dr. van de Winkel serving as the Chairman. Separating these positions allows Mr. Aldag, as our Chief Executive Officer, to focus on our day-to-day business, while allowing the Chairman to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort, and energy that Mr. Aldag, as our Chief Executive Officer, must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our corporate governance guidelines provide the flexibility for our Board of Directors to modify our leadership structure in the future, as it deems appropriate.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and operations, strategic direction and intellectual property, as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our Board of Directors satisfies its risk oversight role through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board of Directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Executive Compensation
Summary Compensation Table
The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years ended December 31, 2019 and December 31, 2020 for each of our named executive officers:
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Joern Aldag(3) Chief Executive Officer	2020	495,102	49,082	1,081,912	297,940	—	1,924,036
	2019	469,205		5,617,254	281,522	—	6,367,981
Reinhard Kandera(3) Chief Financial Officer	2020	373,806	24,208	418,700	175,137	13,132(4)	1,004,983
	2019	352,248		814,250	169,079	12,902	1,348,479
Igor Matushansky Chief Medical Officer	2020	399,750	32,531	352,703	189,322	13,862(5)	988,168
	2019	393,538		483,675	177,092	88,409	1,142,714

(1)
Amounts reflect the grant-date fair value of restricted stock unit and option awards granted during the applicable fiscal year as computed in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 11 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 18, 2021 These amounts do not correspond to the actual value that may be recognized by the executives upon vesting.

(2)
Amounts represent incentive compensation earned by our named executive officers for fiscal year performance, based upon achievement of corporate and individual goals.

(3)
The compensation paid to Messrs. Aldag and Kandera in Euro have been converted to USD at exchange rates of 1 Euro to 1.12 USD for 2019 and 1 Euro to 1.14 USD for 2020, based on the average exchange rates published by the Federal Reserve Bank for such years.

(4)
Mr. Kandera was provided with a car for his business and personal use, and reimbursement of all related insurance, maintenance, and fuel expenses for the car. For 2020, the value of these automobile benefits provided to Mr. Kandera is equal to $13,132.

(5)
Amount represents a $13,862 Company matching 401(k) plan contribution.

Narrative Disclosure to Summary Compensation Table
Elements of Compensation
Base Salary.   Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and expertise. Our Compensation Committee or Board of Directors reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions.
During 2020, we paid annual base salaries of €434,300 for Mr. Aldag, €327,900 for Mr. Kandera and $399,750 for Dr. Matushansky, which may be increased by our Compensation Committee during the annual redetermination of base salaries. In April 2020, in light of COVID-19, our executive officers agreed to a reduction of their base salaries by 40-50% until 1 July 2020. For additional information regarding the employment agreements of our named executive officers, see subsection entitled “Employment Arrangements with our Named Executive Officers.”

Cash Bonus.   Our annual bonus program is intended to reward our named executive officers for meeting individual or corporate performance goals for a fiscal year. Corporate performance goals are established by our Compensation Committee and approved by our Board of Directors. For 2019, the corporate performance goals generally fell into the categories of clinical trial preparation and execution for our various programs, increasing outside knowledge of the Company’s technology and providing adequate capital for the Company, and each named executive officer’s target bonus is set forth below.
Name	Target Bonus (% of base salary)
Joern Aldag	50
Reinhard Kandera	40
Igor Matushansky	40
In evaluating management’s performance relative to corporate performance for 2020, our Compensation Committee determined to award a corporate achievement level of 111%. The potential bonus for the Chief Executive Officer, Messrs. Kandera and Matushansky was based 100% on achievement of corporate goals. This achievement level was then used to determine each named executive officer’s bonus. For 2020, we awarded bonuses to Joern Aldag, Reinhard Kandera and Igor Matushansky in the amounts of €261,351, €153,629 and $189,322, respectively.
Long-Term Equity Incentives.   Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly-qualified executives, achieve strong long-term stock price performance, align our executives’ interests with those of our stockholders and provide a means to build real ownership in the Company. In addition, the vesting feature of our equity grants contributes to executive retention. We have historically granted equity awards to our employees, including our named executive officers, in the form of options to purchase shares of our common stock. Generally, all stock option awards vest over four years, with 25% of each option award vesting upon the first anniversary of a vesting commencement date, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to the executive officer’s continuing service relationship.
Employment Arrangements with our Named Executive Officers
We have entered into amended and restated employment agreements with each of our named executive officers, which became effective upon the closing of our initial public offering.
Amended and Restated Employment Agreement with Joern Aldag
Under the amended and restated employment agreement with Joern Aldag for the position of Chief Executive Officer, Mr. Aldag receives an annual base salary, which is subject to redetermination annually by our Compensation Committee, and he is eligible to earn annual incentive compensation. Mr. Aldag is also eligible to participate in the employee benefit plans available to our employees, including our stock option plan, subject to the terms of those plans. Additionally, Mr. Aldag is provided with a Company laptop and mobile phone, and entitled to receive reimbursement for business travel expenses between his place of employment in Hamburg, Germany and other Company office locations. Additionally, in the event that Mr. Aldag is liable for and pays social security costs in both Germany and Austria, without any corresponding credit, the Company will reimburse Mr. Aldag for up to €25,000 of social security costs per year.
Mr. Aldag’s amended and restated employment agreement contains standard confidentiality, assignment of intellectual property work product and twelve months’ post-termination noncompetition, non-solicitation of employee, and non-solicitation of customer covenants.
Mr. Aldag’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or Mr. Aldag resigns for “cause” (as defined with respect to each party in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (1) an amount equal to 100% of his then annual base salary, payable in substantially 12 equal installments over

12 months following his termination, and (ii) up to 12 months of continued participation in our benefit plans at active employee rates. In lieu of the payments described in the preceding sentence, in the event that Mr. Aldag’s employment is terminated by us without cause or Mr. Aldag resigns for cause, in either case within 12 months following a “change in control” (as defined in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum in cash an amount equal to 1.5 times the sum of (A) Mr. Aldag’s then current annual base salary (or Mr. Aldag’s base salary in effect immediately prior to the change in control, if higher) plus (B) Mr. Aldag’s target annual incentive compensation, (ii) up to 18 months of continued participation in our benefit plans at active employee rates, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Mr. Aldag.
Employment Agreement with Reinhard Kandera.
Under the amended and restated employment agreement with Reinhard Kandera for the position of Chief Financial Officer, Mr. Kandera receives an annual base salary, which is subject to redetermination annually by our Compensation Committee, and he is eligible to earn annual incentive compensation. Mr. Kandera is also provided a company car with a maximum monthly leasing rate equal to €1,000, for his business and personal use, and reimbursed for all related insurance, maintenance, and fuel expenses. Mr. Kandera is also eligible to participate in the employee benefit plans available to our employees, including our stock option plan, subject to the terms of those plans. Mr. Kandera is provided with a Company laptop and mobile phone, and is also entitled to receive reimbursement for business travel expenses.
Mr. Kandera’s amended and restated employment agreement contains standard confidentiality, assignment of intellectual property work product and twelve months’ post-termination noncompetition, non-solicitation of employee, and non-solicitation of customer covenants.
Mr. Kandera’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or Mr. Kandera resigns for “cause” (as defined with respect to each party in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, (i) he will be entitled to receive an amount equal to 100% of his then annual base salary, payable in 14 equal installments over 12 months following his termination, and (ii) up to 12 months of continued participation in our benefit plans at active employee rates. In lieu of the payments described in the preceding sentence, in the event that Mr. Kandera’s employment is terminated by us without cause or Mr. Kandera resigns for cause, in either case within 12 months following a “change in control” (as defined in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum in cash an amount equal to 1.0 times the sum of (A) Mr. Kandera’s then current base salary (or Mr. Kandera’s base salary in effect immediately prior to the change in control, if higher) plus (B) Mr. Kandera’s target annual incentive compensation, (ii) up to 12 months of continued participation in our benefit plans at active employee rates, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Mr. Kandera.
Employment Agreement with Igor Matushansky
Under the amended and restated employment agreement with Igor Matushansky for the position of Chief Medical officer, Dr. Matushansky receives an annual base salary , which is subject to redetermination annually by our Compensation Committee, and he is eligible to earn an annual bonus. Dr. Matushansky is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Additionally, Dr. Matushansky is eligible to receive reimbursement for (i) premiums paid on a $700,000 life insurance policy, (ii) expenses incurred to maintain his professional liability insurance in the amount of $25,000 and his medical license, (iii) the cost of automobile tolls and parking incurred from commuting to the Company’s principal offices, and (iv) the costs of premium payments for long-term disability insurance in an amount up to 200 percent of his base salary.
Dr. Matushansky’s amended and restated employment agreement contains standard confidentiality, assignment of intellectual property work product and twelve months’ post-termination noncompetition, non-solicitation of employee, and non-solicitation of customer covenants.

Dr. Matushansky’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or Dr. Matushansky resigns for “good reason” (as each term is defined in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 12 months of his base salary, payable in substantially equal installments over 12 months following his termination, and (ii) if Dr. Matushansky is participating in our group health plan immediately prior to his termination and elects to continue COBRA health coverage, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. Matushansky’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Dr. Matushansky had he remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Matushansky’s employment is terminated by us without cause or Dr. Matushansky resigns for good reason, in either case within 12 months following a “change in control” (as defined in his amended and restated employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum in cash an amount equal to 1.0 times the sum of (A) Dr. Matushansky’s current base salary (or Dr. Matushansky’s base salary in effect immediately prior to the change in control, if higher) plus (B) Dr. Matushansky’s target annual incentive compensation, (ii) if Dr. Matushansky is participating in our group health plan immediately prior to his termination and elects to continue COBRA coverage, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. Matushansky’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to him had he remained employed with us, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Dr. Matushansky.
The payments and benefits provided to Dr. Matushansky under his amended and restated employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of U.S. Internal Revenue Code of 1986, as amended, or the Code, or may subject Dr. Matushansky to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Matushansky in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Matushansky.
Additional Narrative Disclosure
401(k) Plan.   We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Section 401(a) of the Code. We match 100 percent of employee contributions, up to 4 percent of each employee’s compensation(as defined in the plan).
Health and Welfare Benefits.   All of our full-time employees, including our executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2020.
	Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Joern Aldag	6/1/2016	395,852	—	0.10	12/31/2026
	4/17/2019	226,746	377,910	14.00	4/17/2029
	4/20/2020	0	200,000	8.03	4/20/2030
	7/20/2020					4,128	45,780
Reinhard Kandera	6/1/2017	64,946	9,278	0.10	12/31/2026
	12/1/2017	26,267	8,755	0.10	12/31/2026
	4/17/2019	32,868	54,780	14.00	4/17/2029
	4/20/2020	0	77,400	8.03	4/20/2030
	7/20/2020					2,036	22,579
Igor Matushansky	3/1/2017	—	8,079	0.10	12/31/2026
	1/1/2018	—	14,208	0.10	12/31/2026
	1/1/2019	—	7,669	0.10	12/31/2026
	10/1/2018	22,122	22,121	10.33	12/31/2026
	4/17/2019	19,524	32,540	14.00	4/17/2029
	4/20/2020	—	65,200	8.03	4/20/2030
	7/20/2020					2,736	30,342

(1)
Each option vests with respect to 25% of the shares upon the first anniversary of the vesting commencement date, with the remaining shares vesting in 12 equal quarterly installments thereafter, subject to the executive’s continuing service relationship.

(2)
Each restricted stock unit grant vests in four equal installments on March 20, 2021, May 15, 2021, August 15, 2021 and November 15, 2021.

(3)
Market value reflects the value of the applicable equity award, based upon the closing price for the Company’s common stock on December 31, 2020 of $11.09.

Equity Compensation Plan Information
The following table presents aggregate summary information as of December 31, 2020, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	3,555,945	8.45	1,169,789
Equity Compensation Plans Not Approved by Stockholders	0	0	0
Total(2)	3,555,945	8.45	1,169,789

(1)
Includes the following plans: our 2019 Stock Option and Incentive Plan (our “2019 Plan”), our 2018 Stock Option and Grant Plan and our 2019 Employee Stock Purchase Plan (our “ESPP”)

(2)
As of December 31, 2020, a total of 3,630,686 shares of our common stock have been reserved for issuance pursuant to our 2019 Plan. Our 2019 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase on January 1, 2020, and each January 1 thereafter, by the lesser of (i) 4.0% of the number of shares of our common stock and Class A common stock issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by our Compensation Committee. In addition, shares underlying any awards under our 2019 Plan or our 2018 Stock Option and Grant Plan that are forfeited, canceled, held back upon exercise to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated shall be added back to the shares available for issuance under our 2019 Plan. As of December 31, 2020, a total of 260,804 shares of our common stock have been reserved for issuance pursuant to our ESPP. Our ESPP provides that the number of shares reserved and available for issues under the plan will automatically increase on January 1, 2020, and each January 1 thereafter through January 1, 2029, by the least of (i) 785,905 shares of common stock, (ii) 1% of the outstanding number of shares of our common stock and Class A common stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares as determined by our ESPP administrator. We no longer make any awards pursuant to our 2018 Stock Option and Grant Plan or the Stock Option Plan 2016 of Hookipa Biotech AG.

DIRECTOR COMPENSATION
The following table sets forth the compensation was paid or earned by our non-employee directors during the year ended December 31, 2020. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board of Directors in the year ended December 31, 2020. Joern Aldag, our Chief Executive Officer and a member of our Board of Directors, and Reinhard Kandera, our Chief Financial Officer and a member of our Board of Directors, each did not receive any compensation for their service as members of our Board of Directors during 2020. Messrs. Aldag and Kandera’s compensation for service as employees for fiscal year 2020 is presented above in the “2020 Summary Compensation Table.”
Name	Fees earned or paid in cash ($)(1)	Option awards ($) (2)	Total ($)
Jan van de Winkel(3)	87,503	146,088	233,591
Christoph Lengauer(4)	44,005	73,044	117,049
Sander van Deventer(5)	23,757	—	23,757
Graziano Seghezzi(6)	45,008	73,044	118,052
Julie O’Neill(7)	47,504	73,044	120,548
Michael A. Kelly(8)	55,088	73,044	128,132
David R. Kaufman(9)	43,756	73,044	116,800
Jean-Charles Soria(10)	10,000	164,033	174,033

(1)
In 2020, cash fees for directors were paid in fully vested shares of our common stock apart from the fees paid in cash to Jean-Charles Soria.

(2)
Amounts reflect the grant-date fair value of option awards granted in 2020 in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 11 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 18, 2021 These amounts do not correspond to the actual value that may be recognized by the executives upon vesting. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting.

(3)
As of December 31, 2020, Dr. van de Winkel held unexercised options to purchase 129,967 shares.

(4)
As of December 31, 2020, Dr. Lengauer held unexercised options to purchase 38,407 shares.

(5)
As of December 31, 2020, Dr. van Deventer held unexercised options to purchase 0 shares.

(6)
As of December 31, 2020, Mr. Seghezzi held unexercised options to purchase 38,400 shares.

(7)
As of December 31, 2020, Ms. O’Neill held unexercised options to purchase 38,407 shares.

(8)
As of December 31, 2020, Mr. Kelly held unexercised options to purchase 28,800 shares.

(9)
As of December 31, 2020, Dr. Kaufman held unexercised options to purchase 28,800 shares.

(10)
As of December 31, 2020, Dr Soria held unexercised options to purchase 19,200 shares.

In connection with our initial public offering in April 2019, our Board of Directors adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy, all non-employee directors are paid cash compensation from and after the completion of our initial public offering, as set forth below:

Annual Retainer
Board of Directors:
All non-employee members	$40,000
Additional retainer for Non-Executive Chairman of the Board	$30,000
Audit Committee:
Chairman	$22,500
Non-Chairman members	$15,000
Compensation Committee:
Chairman	$15,000
Non-Chairman members	$10,000
Nominating and Corporate Governance Committee:
Chairman	$11,500
Non-Chairman members	$7,500
Under the policy, each non-employee director has the opportunity to elect to receive all or a portion of their retainer and committee fees in the form of an equity award of (a) unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such retainer and committee fees or (b) stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant. Any such election shall be made (i) for any continuing non-employee director, before the start of the calendar year with respect to any cash compensation for such calendar year and (ii) for any new non-employee director, within 30 days of her or his election to the board of directors. Any such stock options shall be vested upon grant and shall expire ten years from the date of grant.
In addition, under the policy, upon his or her election to the board of directors, each non-employee director will receive an initial, one-time stock option grant to purchase 19,200 shares of our common stock, which will vest in equal monthly installments over three years, subject to continued service as a member of the board of directors, or the Initial Award. In addition, each continuing non-employee member of the board will receive, at the time of the Company’s annual meeting, an annual equity grant of options to purchase 9,600 shares of our common stock (or, for the Non-Executive Chairman of our Board, 19,200 shares of our common stock), which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the next annual meeting of the Company’s stockholders, subject to continued service as a member of the board of directors through such date. Each of the foregoing grants will vest in full upon the death or disability of the applicable director or upon a change in control of the Company. In addition, any stock options awarded to non-employee directors pursuant to the non-employee director compensation policy will be exercisable until the earlier of one year following the termination of the director’s service on the board of directors or the original expiration date of the option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of April 1, 2021, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through SEC filings, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted.
Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of April 1, 2021, the Company had 25,994,658 shares of common stock outstanding. Shares of common stock subject to options to purchase, which are now exercisable or are exercisable, or restricted stock units vesting within 60 days after April 1, 2021 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is c/o HOOKIPA Pharma Inc, 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118, +43 1 890 63 60.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Sofinnova Capital VI FCPR(2)	3,471,216	13.35%
Forbion Capital Fund II Coöperatief U.A.(3)	2,141,887	8.24%
Entities affiliated with Redmile Group(4)	2,573,471	9.99%
Gilead Sciences, Inc.(5)	2,092,799	8.05%
Takeda Ventures, Inc.(6)	1,333,588	5.13%
Directors and Named Executive Officers
Joern Aldag(7)	761,712	2.93%
Reinhard Kandera(8)	166,561	*
Igor Matushansky(9)	167,612	*
Jan van de Winkel(10)	95,398	*
Christoph Lengauer(11)	21,893	*
Jean-Charles Soria	0	*
Graziano Seghezzi(12)	22,400	*
Julie O’Neill(13)	21,893	*
Michael A. Kelly(14)	12,800	*
David R. Kaufman(15)	12,800	*
All executive officers and directors as a group (13 persons)(16)	1,490,831	5.74

*
Represents holdings of less than 1%.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118.

(2)
Information herein is based solely upon a Schedule 13D filed with the SEC on March 31, 2021 by Sofinnova Capital VI FCPR (“Sofinnova Capital”), Sofinnova Partners SAS (“Sofinnova SAS”), Denis Lucquin, Antoine Papiernik, Henrijette Richter, Monique Saulnier and Graziano Seghezzi . According to the Schedule 13D, all shares are held by Sofinnova Capital. Sofinnova SAS, a French corporation, is the management company of Sofinnova Capital, and may be deemed to have sole voting and dispositive power with respect to the shares held by Sofinnova Capital. Denis Lucquin, Antoine Papiernik, Henrijette Richter, Monique Saulnier and Graziano Seghezzi are the managing partners of Sofinnova SAS and may be deemed to have shared voting and dispositive power with respect to the shares held by Sofinnova Capital. Graziano Seghezzi is a managing partner of Sofinnova SAS and is also a member of our board of directors. Mr. Seghezzi disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest therein, if any. The address of Sofinnova Capital is Sofinnova Partners, Immeuble le Centorial, 16-18 Rue du Quatre-Septembre, 75002 Paris, France.
(3)
Information herein is based solely upon a Schedule 13G filed with the SEC on February 12, 2021 by Forbion Capital Fund II Coöperatief U.A. (“Coop II “), and Forbion II Management B.V. (“Forbion II”). According to the Schedule 13G, Coop II is the beneficial owner of 2,141,887 shares of Common Stock as of December 31, 2020 (the “Shares”). In addition Coop II is entitled to 9,600 stock options issued to S. J. H. Van Deventer which are not exercised and under water. Forbion II, the director of Coop II, has voting and investment power over the shares held by Coop II, which are exercised through Forbion’s investment committee, consisting of H. A. Slootweg, M. A. van Osch, H.N. Reithinger, G.J. Mulder and S. J. H. van Deventer. None of the members of the investment committee have individual voting and investment power with respect to such shares, and the members disclaim beneficial ownership of such shares except to the extent of their proportionate pecuniary interests therein. Each of Forbion II and Coop II is the beneficial owner of 2,141,887 shares, and has shared voting power with respect to 2,141,887 shares and shared dispositive power with respect to 2,141,887 shares. The address for Forbion II and Coop II is Gooimeer 2-35, 1411 DC Naarden, the Netherlands.

(4)
Information herein is based solely upon a Schedule 13G/A filed with the SEC on February 16, 2021 by Redmile Group, LLC (“Redmile”), and Jeremy C. Green (“Mr. Green”). According to the Schedule 13G/A, Redmile’s and Mr. Green’s beneficial ownership is comprised of 1,842,902 shares of Common Stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile, which shares of Common Stock may be deemed beneficially owned by Redmile as investment manager of such private investment vehicles and/or separately managed accounts. The reported securities may also be deemed beneficially owned by Mr. Green as the principal of Redmile. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Redmile Group, LLC may also be deemed to beneficially own an aggregate of 2,553 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), which are convertible into an aggregate of 2,553,000 shares of Common Stock. Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), we may not effect any conversion of the Series A Preferred Stock, and Redmile does not have the right to convert any portion of the Series A Preferred Stock held by it, to the extent that, after giving effect to the attempted conversion set forth in a notice of conversion, Redmile, together with its affiliates, would beneficially own a number of shares of common stock in excess of 9.99% of the shares of common stock then issued and outstanding. The 2,573,471 shares of common stock reported as beneficially owned by Redmile Group, LLC represents 9.99% of the outstanding shares of common stock as of April 1, 2021. Each of Redmile and Mr. Green is the beneficial owner of 2,573,471 shares, and has shared voting power with respect to 2,573,471 shares and shared dispositive power with respect to 1,842,902 shares. The address for Redmile and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(5)
Information herein is based solely upon a Schedule 13G/A filed with the SEC on February 12, 2021 by Gilead Sciences, Inc. (“Gilead’). According to the Schedule 13G/A, Gilead is the beneficial owner 2,092,799 shares of Common Stock, and has sole voting power with respect to 2,092,799 shares and sole dispositive power with respect to 2,092,799 shares. The address for Gilead is 333 Lakeside Drive, Foster City, California, 94404.

(6)
Information herein is based solely upon a Schedule 13G filed with the SEC on April 26, 2019 by Takeda Pharmaceutical Company Limited (“Takeda Limited”), Takeda Pharmaceuticals International AG (“Takeda International”), Takeda Pharmaceuticals U.S.A., Inc. (“Takeda U.S.A.”) and Takeda Ventures, Inc. (“Takeda Ventures”). According to the Schedule 13G, Takeda Limited’s beneficial ownership is comprised of 1,333,588 shares of common stock held by Takeda Ventures, a wholly-owned indirect subsidiary of Takeda Limited. Takeda Ventures is owned directly by Takeda U.S.A., which is owned directly by both Takeda Limited (58.09%) and Takeda International (41.91%). Takeda International is a wholly-owned direct subsidiary of Takeda Limited. Takeda Limited has shared voting power with respect to 1,333,588 shares and shared dispositive power with respect to 1,333,588 shares. Takeda International’s beneficial ownership is comprised of 558,907 of the 1,333,588 shares of common stock held by Takeda Ventures. Takeda International has shared voting power with respect to 558,907 shares and shared dispositive power with respect to 558,907 shares. Takeda U.S.A.’s beneficial is comprised of 1,333,588 shares of common stock held by Takeda Ventures. Takeda U.S.A. has shared voting power with respect to 1,333,588 shares and shared dispositive power with respect to 1,333,588 shares. Takeda Ventures is the beneficial owner of 1,333,588 shares and has shared voting power with respect to 1,333,588 shares and shared dispositive power with respect to 1,333,588 shares. The address for Takeda Limited is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668, Japan, the address for Takeda International is Thurgauerstrasse 130, 8152 Glattpark-Opfikon, Zurich, Switzerland, the address for Takeda U.S.A. is One Takeda Parkway, Deerfield, IL 60015, USA and the address for Takeda Ventures is 435 Tasso Street, Suite 300, Palo Alto, CA 94301, USA.
(7)
Consists of options to purchase 761,712 shares of common stock that are exercisable within 60 days of April 1,2021.

(8)
Consists of options to purchase 166,561 shares of common stock that are exercisable within 60 days of April 1, 2021.

(9)
Consists of (i) 77,403 shares of common stock, and (ii) options to purchase 90,209 shares of common stock that are exercisable within 60 days of April 1, 2021.

(10)
Consists of options to purchase 95,398 shares of common stock that are exercisable within 60 days of April 1, 2021.

(11)
Consists of options to purchase 21,893 shares of common stock that are exercisable within 60 days of April 1, 2021.

(12)
Consists of options to purchase 22,400 shares of common stock that are exercisable within 60 days of April 1, 2021.

(13)
Consists of options to purchase 21,893 shares of common stock that are exercisable within 60 days of April 1, 2021.

(14)
Consists of options to purchase 12,800 shares of common stock that are exercisable within 60 days of April 1, 2021.

(15)
Consists of options to purchase 12,800 shares of common stock that are exercisable within 60 days of April 1, 2021.

(16)
Consists of (i) 77,403 shares of common stock, and (ii) options to purchase 1,413,428 shares of common stock that are exercisable within 60 days of April 1, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this Proxy Statement and the transactions described below, since January 1, 2020 there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.
Employment Agreements
We have employment agreements or offer letters with our executive officers. For more information regarding our agreements with our named executive officers for the fiscal year ended December 31, 2020, see the section titled “Executive Compensation — Narrative Disclosure to Summary Compensation Table — Employment Arrangements With Our Named Executive Officers.”
Agreements with the University of Basel
Agreement Regarding Consulting Services of Employee
We are party to an agreement with the University of Basel, pursuant to which the university permits Dr. Pinschewer to provide us with part-time consulting services. Pursuant to the terms of the agreement, all patentable inventions and associated rights created by Dr. Pinschewer in the course of his consulting services (“Service IP”) (except those created as a result of or in connection with resources from the University of Basel or in or under the laboratories of the University of Basel) will be assigned to us and we will be entitled to all rights related to such Service IP. As a condition to entering this agreement, we agreed to pay the University of Basel de minimis royalties on the net sales of any approved product candidate under a patent which discloses and claims Service IP. The royalty rate is to be determined based on the number of patents, the university’s contribution, among other factors. As of the date hereof, we have not paid any royalties to the University of Basel pursuant to the terms of this agreement.
Indemnification Agreements
At the time of our initial public offering, we entered into agreements to indemnify our directors and certain executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. In connection with our initial public offering, we adopted a formal written policy that our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, holders of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described in this section were entered into prior to the adoption of this policy.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company common stock to file with the SEC reports of ownership and changes in ownership of Company common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on our review of the reports we have received, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2020, except as follows.
•
Joern Aldag, Klaus Orlinger, Reinhard Kandera, Roman Necina, and Igor Matushansky each inadvertently failed to file a Form 4 to report stock option grants made on April 20, 2020, but such stock option grants were subsequently reported on Form 4s filed on April 24, 2020.

AUDIT COMMITTEE REPORT
Report of the Audit Committee of the Board of Directors
This report is submitted by the Audit Committee of the Board of Directors (the “Board”) of Hookipa Pharma Inc. (the “Company”). The Audit Committee currently consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each of Michael Kelly, Julie O’Neill and David Kaufman of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each of Michael Kelly, Julie O’Neill and David Kaufman of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Michael Kelly as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.
The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2020 and met with management, as well as with representatives of PwC Wirtschaftsprüfung GmbH, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of PwC Wirtschaftsprüfung GmbH the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
In addition, the Audit Committee received the written disclosures and the letter from PwC Wirtschaftsprüfung GmbH required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of PwC Wirtschaftsprüfung GmbH its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in its Annual Report on Form 10-K for the year ended 2020.
The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.
Respectfully submitted by the Audit Committee,
Michael Kelly
David Kaufman
Julie O’Neill

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of PwC Wirtschaftsprüfung GmbH, independent registered public accounting firm, has been selected by the Audit Committee as auditors for the Company for the fiscal year ending December 31, 2021. PwC Wirtschaftsprüfung GmbH has served as the independent registered public accounting firm for the Company since 2017. A representative of PwC Wirtschaftsprüfung GmbH is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.
The Company’s organizational documents do not require that the stockholders ratify the selection of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of PwC Wirtschaftsprüfung GmbH as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain PwC Wirtschaftsprüfung GmbH, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm Fees
The following is a summary and description of fees incurred by PwC Wirtschaftsprüfung GmbH for the fiscal years ended December 31, 2020 and 2019.
Fee Category	Year ended December 31, 2020	Year ended December 31, 2019
Audit Fees(1)	497,387	690,124
Audit-Related Fees(2)	821,326	1,066,515
All Other Fees	0	0
Total	1,318,713	1,756,639

(1)
“Audit Fees” consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, our initial public offering which closed in April 2019, and other professional services provided in connection with regulatory filings. The Audit Fees incurred by PwC Wirtschaftsprüfung GmbH for the fiscal years ended December 31, 2020 and 2019 have been converted to USD at exchange rates of 1 Euro to 1.14 USD for 2020 and 1 Euro to 1.12 USD for 2019, based on the exchange rates published by the Federal Reserve Bank for December 31, 2020 and December 31, 2019, respectively.

(2)
“Audit-Related Fees” for the year ended December 31, 2020 consist of fees for our follow-on financing which closed in December 2020. “Audit-Related Fees” for the year ended December 31, 2019 consist of fees for our initial public offering which closed in April 2019.

Pre-Approval Policies and Procedures
The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.
Voting Requirement to Approve Proposal
For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of PwC Wirtschaftsprüfung GmbH as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
THE RATIFICATION OF THE SELECTION OF PWC WIRTSCHAFTSPRÜFUNG GMBH AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We are committed to the highest standards of integrity and ethics in the way we conduct our business. In 2019, our Board of Directors adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our Chief Executive Officer, our principal financial officer, those officers responsible for financial reporting, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.
Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the Board of Directors and are administered by our Audit Committee.
A current copy of our Code of Business Conduct and Ethics is posted on the Governance section of our website, which is located at https://hookipapharma.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

STOCKHOLDER PROPOSALS
Stockholder Recommendations for Director Nominations
Our amended and restated bylaws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our corporate secretary at HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, New York, New York 10118, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.
The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 31, 2021. Such proposals must be delivered to our Corporate Secretary at HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.
Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at https//hookipapharma.com.
You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 19, 2021. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, or by way of the SEC’s website, http://www.sec.gov.
We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC. Requests for such copies should be addressed to:
HOOKIPA Pharma Inc.
350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York 10118
+43 1 890 63 60
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
Stockholders of the Company common stock who share a single address, may receive only one copy of this Proxy Statement, Notice of Internet Availability and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement, Notice of Internet Availability or our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, he or she may contact HOOKIPA Pharma Inc., 350 Fifth Avenue, 72nd Floor, Suite 7240, New York, New York 10118, +43 1 890 63 60, Attention: Daniel Courtney, Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.
OTHER BUSINESS
The Board of Directors knows of no business to be brought before the 2021 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2021 Annual Meeting unless they receive instructions from you with respect to such matter.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000508669_1 R1.0.0.177 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Class II Directors Nominees 01) Jean-Charles Soria 02) Michael A. Kelly HOOKIPA PHARMA INC. 350 FIFTH AVENUE, SUITE 7240 NEW YORK, NY 10118 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/31/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HOOK2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/31/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the selection of PwC Wirtschaftsprüfung GmbH as HOOKIPA Pharma Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: To transact any other business that may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000508669_2 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com HOOKIPA Pharma Inc. Annual Meeting of Stockholders June 1, 2021 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Joern Aldag, Reinhard Kandera and Daniel Courtney, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOOKIPA Pharma Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HOOK2021, at 9:00 AM, EDT on June 1, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side